SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-K


                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934




Date of Report (Date of Earliest Event Reported)     November 1, 2001


CHASE CORPORATION
(Exact Name of Registrant as Specified in Charter)


Massachusetts                1-5408                          11-1797126
(State or Other
 Jurisdiction of       (Commission File Number)             (IRS Employer
  Incorporation)                                             Identification No.)


26 Summer Street, Bridgewater, MA                            02324
 (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code  (508) 279-1789



                                  Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)




Item 2. Acquisition or Disposition of Assets

        Chase Corporation (the "Company") has purchased certain operating assets of the Tapecoat Division of TC Manufacturing, Inc. from TC Manufacturing, Inc. for cash and liabilities of eight million dollars ($8,000,000) (subject to adjustments for inventory and receivables) and 40,000 shares of Chase Corporation common stock. TC Manufacturing, Inc. has no material relationship to Chase Corporation, its affiliates, its officers and directors or their associates. The transaction is being financed through available cash, borrowing from Fleet Bank and from future operations.

The assets of the Tapecoat Division consist of inventories, equipment, intellectual and real property used in the manufacture of protective coatings for the transportation, marine and geo-synthetics industries and for underground oil, gas and water pipelines. The equipment will continue to be used for its current purposes.


Item 7. Financial Statements and Exhibits

        (a)  Not Required

        (b)  Not Required

        (c) Exhibits.

             2.1    Asset Purchase Agreement

             2.2    Real Estate Purchase and Sale Agreement

            99.1    Press Release